                                                                   EXHIBIT 10.12

                               PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              TSCHEULIN ROTHAL GMBH

                        SOCIETE ALSACIENNE D'ALUMINIUM SA

                                 BP EUROPACK SPA

               ROTOPAK MATBAACILIK AMBALAJ SANAYI VE TICARET A.S.

                                  as the BUYER

                                       AND

                          PECHINEY EUROFOIL LUXEMBOURG

                            PECHINEY EUROFOIL BELGIUM

                                PECHINEY RHENALU

                                  as the SELLER

                                 January 31 2002
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CONTENTS

Article 1.     Definitions...................................................................................    4

Article 2.     Purpose of this Agreement.....................................................................    5

Article 3.     Term of this Agreement........................................................................    5

Article 4.     Product.......................................................................................    5

Article 5.     Orders - Delivery.............................................................................    7

Article 6.     Price.........................................................................................    8

Article 7.     Currency - Payment Terms - Property...........................................................    9

Article 8.     Annual Rebate.................................................................................   10

Article 9.     Warranty - Liability..........................................................................   10

Article 10.       Risk of Loss...............................................................................   11

Article 11.       Hardship...................................................................................   11

Article 12.       Confidentiality............................................................................   12

Article 13.       Termination................................................................................   12

Article 14.       Force Majeure..............................................................................   13

Article 15.       Governing Law..............................................................................   14

Article 16.       Disputes...................................................................................   14

Article 17.       Notices....................................................................................   14

Article 18.       Assignment.................................................................................   15

Article 19.       Miscellaneous..............................................................................   15

                                        *

                                  *          *

                                        *

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This AGREEMENT (the "AGREEMENT"), is made and entered into on this day of
December 20, 2002, by and between:

Tscheulin Rothal GmbH, a corporation organized and existing under the laws of Germany, having its registered office at Postfach 11 51, D-79325, Teningen, Germany, represented by Mr. Wolfgang Czizegg and Mr. Joerg Hemker, duly empowered for such purposes, and

Societe Alsacienne d'Aluminium, a corporation organized and existing under the laws of France, having its registered office at 2 rue Frederic Meyer, 67603 Selestat, France, represented by Mr. Jean-Paul Bartholme and Mr. Peter Braeuer, duly empowered for such purposes, and

Bp europack SpA, a corporation organized and existing under the laws of Italy, having its registered office at Via Dalmastro, I36030 Lugo di Vicenza (Italy), represented by Mr. Walter Ometto and Mr. Marco Razeti, duly empowered for such purposes, and

Rotopak Matbaacilik Ambalaj Sanayi Ve Ticaret A.S, a corporation organized and existing under the laws of Turkey, having its registered office at Tepeoren Koyu Eski Izmit Yolu Uzeri 81700 Tuzla - Istanbul, Turkey, represented by Mr. Walter Ometto and Mr. [Jan Mol], duly empowered for such purposes, hereinafter referred to as the "BUYER",

and

Pechiney Eurofoil Luxembourg, a corporation organized and existing under the laws of Luxembourg, having its registered office at Zone industrielle de Riedgen, BP 91, L-3401 Dudelange, Luxembourg, and

Pechiney Eurofoil Belgium, a corporation organized and existing under the laws of Belgium, having its registered office at 4400 Yvoz-Ramet, Flemalle, Belgium, and

Pechiney Rhenalu, a corporation organized and existing under the laws of France, having its registered office at 7 place du Chancelier Adenauer, 75116, Paris, France, registered with the Commercial Registrar of Paris under no. B 672 014 081 - RCS Paris, represented by Mr Jean-Marc Germain, duly empowered as they represent and warrant,

                                        hereinafter referred to as the "SELLER",

      hereinafter together referred to as the "PARTIES" and individually as a "PARTY".

PREAMBLE

1. The Seller manufactures Aluminium foil at its Dudelange plant in Luxembourg, Flemalle plant in Belgium and Rugles plant in France.

2. Tscheulin Rothal GmbH, Societe Alsacienne d'Aluminium SA, Bp europack SpA and Rotopak Matbaacilik Amabalaj Sanayi Ve Ticaret A.S. manufacture packaging solutions at their different plants in Germany, France, Italy and Turkey.

3. The Buyer is willing to appoint the Seller as a major supplier of Product in Germany, France, Italy and Turkey and the Seller is willing to supply Products.

NOW, THEREFORE, IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS SET FORTH HEREIN, THE PARTIES HEREBY AGREE AS FOLLOWS:

ARTICLE 1.  DEFINITIONS

"BUSINESS DAY" shall mean any day on which the Seller's offices in Luxembourg, Belgium, France, and the London Clearing House Limited and the relevant Brokers are open for business;

"CABLE FOIL" shall mean CHG with a thickness greater than 70 micron for use in the cable industry;

"CHG" shall mean Product with a thickness greater than 11.9 micron;

"COMPANY" shall mean each of Tscheulin Rothal GmbH, Societe Alsacienne d'Aluminium SA, Bp europack SpA and Rotopak Matbaacilik Ambalaj Sanayi Ve Ticaret A.S.;

"CONTRACTUAL YEAR" shall mean each of the calendar years ***;

"CONVERSION CHARGES" shall mean, with respect to each Company, the aggregate of the quantity of Products invoiced by the Seller to such Company multiplied by the respective Conversion Prices of said Products for a Contractual Year;

"CONVERSION PRICE" shall have the meaning given in ARTICLE 6.2;

"CPI" shall mean Consumer Price Index as defined and published monthly by the OECD. The CPI shall be calculated as the average value of the Consumer Price indices of Germany, Luxembourg, Belgium and France (each with an equal weight of 0.25);

"DELIVERY MONTH" shall mean the calendar month in which the Seller delivers the Products to the Buyer under this Agreement;

"EUROFOIL" shall mean each of Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
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"INCOTERMS" shall mean the Incoterms of the International Chamber of Commerce,
Edition 2000, as revised from time to time;

"METAL PRICE" shall have the meaning given in ARTICLE 6.3;

"MISSING TONNAGE" shall have the meaning given in ARTICLE 4.4.4;

"MONTHLY SCHEDULE" shall have the meaning given in ARTICLE 4.3;

"ORDER" shall have the meaning given in ARTICLE 5.1;

"PRODUCTS" shall mean Aluminium Foil with gauges between 6.35 and 200 micron, including but not limited to CHG and Cable Foil;

"PRODUCTS SPECIFICATIONS" shall mean the technical specifications of the Products.

ARTICLE 2.  PURPOSE OF THIS AGREEMENT

      The Buyer agrees to purchase the Products from the Seller who agrees to sell the same to the Buyer, all in accordance with and subject to the terms of this Agreement.

ARTICLE 3.   TERM OF THIS AGREEMENT

3.1 Upon its signature by the Parties, this Agreement shall be deemed to have come into force on December 20, 2002 (the "EFFECTIVE DATE").

3.2 Unless terminated earlier pursuant to ARTICLE 13 and ARTICLE 14, this Agreement shall remain in effect for a period of *** Contractual Years terminating automatically without notice on December 31, ***.

ARTICLE 4.   PRODUCT

4.1 The Buyer shall purchase from the Seller and the Seller shall sell to the Buyer, at a variable price calculated in accordance with ARTICLE 5 of this Agreement, a minimum tonnage of Products of *** tons per Contractual Year. The aggregate estimated tonnage of Products for 2003 are provided in ANNEX 3 hereto.

4.2 No later than three (3) months before the start of Contractual Years ***, the Buyer shall provide the Seller with a forecast of the Buyer's monthly Orders estimates for the purchase of Products as mentioned in ARTICLE 4.1 for the coming Contractual Year. Such forecast (including an indicative breakdown per Company) shall be subject to the Seller's written consent, which consent shall not be


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      unreasonably withheld. The forecast shall be based on the format set out in ANNEX 1 of this Agreement.

4.3 As from Contractual Years ***, the Buyer shall, by the first Business Day of each month, provide the Seller with a schedule showing the Buyer Orders for the purchase of Products under ARTICLE 4.1 for the following two (2) months (including an indicative breakdown per Company) (the "MONTHLY SCHEDULE"), the Orders relating to the first month being firm orders with delivery dates, whilst the Orders for the following months may be subject to upward or downward variation by the Buyer.

      The Orders for the first month may not be varied by the Buyer without the Seller's written consent. When a given month is being fixed, the fixed quantity shall be subject to the Seller's written agreement only if such quantity varies with more than 20 % from the initial annual forecast for such given month. Such confirmation shall not be unreasonably withheld.

4.4   BUYER'S MONTHLY DEMAND

      4.4.1 During the Contractual Year ***, the monthly tonnage of Products that the Buyer shall purchase from the Seller shall range between a minimum of *** tons and a maximum of *** tons.

      4.4.2 During Contractual Years ***, the monthly tonnage of Products that the Buyer shall purchase from the Seller shall range between a minimum of *** per cent (*** %) and a maximum of *** per cent
            (*** %) of the Monthly Schedule.

      4.4.3 The Seller shall have the obligation neither to acknowledge nor to fulfil any Order in excess of the maximum monthly tonnage defined in ARTICLES 4.4.1 and 4.4.2 above.

      4.4.4 Should the Seller fail to fulfil any Order of the Buyer within the range defined in ARTICLES 4.4.1 and 4.4.2 above, such tonnage (the "MISSING TONNAGE") shall be taken into account for the calculation of the Rebate pursuant to ARTICLE 8.

4.5 It is agreed that the Buyer commits to buy at least seventy (70) tons of Cable Foil per month from the Seller.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 5.   ORDERS - DELIVERY

5.1 Each Company shall order the Products by separate orders (the "ORDER") sent to the Seller that shall mention Products Specifications and the quantity of Products to be supplied. The Order shall indicate the ordering Company. All Orders shall be sent to Pechiney Eurofoil Luxembourg and such Orders shall be valid and binding upon all the Eurofoils.

5.2 The Orders are subject to confirmation in writing by the Seller within five (5) working days following the Seller's receipt of the Order, in particular with regard to the Products Specifications, the quantity of Products, the shipment date and the price of said Products. The Seller shall issue to the Buyer acknowledgements of the receipt of each Order (the "ACKNOWLEDGEMENTS").

5.3 The Orders and Acknowledgements shall be governed by the provisions of this Agreement. In case of inconsistency or discrepancy, the terms and conditions of the Agreement shall prevail. The terms and conditions of the Acknowledgements shall be binding upon the Parties and shall prevail over the Orders in case of discrepancy.

5.4 The Products shall be packed according to the Seller's standard packing conditions.

5.5 Within three (3) months following the Effective Date, the Seller shall enter into a consignment stock agreement with each Company, to the exception of Rotopak Matbaacilik Ambalaj Sanayi Ve Ticaret A.S. The quantity of Products to enter the consignment stocks of each Company shall not exceed the quantities set forth below:

       COMPANY                                       QUANTITY (in tons)
------------------------------                       ------------------
Tscheulin Rothal GmbH                                     *** tons
Societe Alsacienne d'Aluminium                            *** tons
Bp europack SpA                                           *** tons

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 6.    PRICE

6.1   The Products will be supplied DDP as set out in Incoterms.

      The Products price will be calculated as the sum of the Conversion Price and the Metal Price as defined below.

6.2   CONVERSION PRICE

      6.2.1 The "CONVERSION PRICE" shall be the amount corresponding to the processing of the Products by the Seller. Such amount shall be determined on the first working day of November for the following Contractual Year.

      6.2.2 For the Contractual Year ***, the Conversion Price is set forth in ANNEX 2 concerning each of the Products.

      6.2.3 For the Contractual Year ***, the Conversion Price shall be determined as follows:

            - shall remain the one applicable in *** if the rate of change of the CPI of the first 9 months (January through September) over the year *** (the "RATE") is greater than ***% and smaller than ***%;

            - the Conversion Price applicable in *** shall be increased by *** if the Rate is greater or equal to ***% and smaller than ***%;

            - the Conversion Price applicable in *** shall be increased by *** if the Rate is greater or equal to ***% and smaller than ***%;

            - the Conversion Price applicable in *** shall be increased by *** if the Rate is greater or equal to ***% and smaller than ***%;

            - should the Rate exceed ***%, the Parties shall negotiate in good faith and mutually agree upon the Conversion Price applicable in *** in a manner equitable to both Parties.

      6.2.4 The provisions of ARTICLE 6.2.3 shall apply mutatis mutandis to the determination of the Conversion Price applicable for the Contractual Year ***, based on the Conversion Price for ***.

6.3 The "METAL PRICE" shall be the sum of the LME Value and the Premium at the time of fixing, converted into Euro. Such amounts shall be:

      6.3.1 Premium: 3 months High Grade Aluminium as defined in Metal Bulletin;


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      6.3.2 LME Value: Aluminium High Grade 3 months at the time of fixing as published by Reuters plus the contango relating to the period covered;

      6.3.3 Conversion from USD to Euro: the sum of the Premium and the LME value shall be converted in Euro by using the USD/Euro exchange rate as published by Reuters.

6.4 The price of the Products that will be sold to Rotopak Matbaacilik Ambalaj Sanayi Ve Ticaret A.S will be increased by an amount of EUR 160 (one hundred sixty Euro) per metric ton for additional freight costs.

ARTICLE 7. CURRENCY - PAYMENT TERMS - PROPERTY

7.1 Invoices shall be issued in Euro to each Company, who has issued the order.

7.2 Payments for the Products supplied under this Agreement shall be made by the Buyer to the Seller by bank transfer at 90 days from the date of invoice or at 14 days from the date of invoice, with a discount of 1 per cent.

7.3 In case of delayed payment, the concerned defaulting Company shall have the obligation to pay an additional charge thereon at a rate equal to one point five (1.5) x (the legal interest rate in France at the date where the payment is due).

7.4 The Seller reserves the right, subject to a prior written notice sent to the Buyer, to suspend the provision of Products to the Buyer where any substantial amounts are overdue until all such amounts have been duly and fully paid. As long as overdue payments concerns only one Company, the suspension of the provision of Products shall concern only said Company.

7.5 The Products will remain the sole and absolute property of the Seller until the Price has been paid in full, notwithstanding prior transfer to the Buyer of risks of loss, liability or other risks relating to the Products. For this purpose, the Buyer will sign any document and carry out any action or undertaking necessary or useful to perfect or protect the Seller's property rights, including any document provided for by the commercial law or any other legislation in effect in the territory of the Buyer's activity.

ARTICLE 8.  ANNUAL REBATE

8.1 It is agreed that an annual rebate (the "REBATE") shall be granted by the Seller to the Buyer if the following conditions which are cumulative are duly fulfilled:

      8.1.1 overall sales over the Contractual Year, including the Missing Tonnage, are greater than *** tons including:

      8.1.2 at least *** tons of CHG in widths of 700 to 800 mm or 1,290 to 1,500 mm,

      8.1.3 at least *** tons of CHG in widths of 1,200 to 1,290 mm,

      8.1.4 at least *** tons of CHG in widths of 900 to 1,050 mm or 1,100 to 1,200 mm.

8.2 The Rebate value will be ***% of the sum of the Conversion Charges invoiced by the Seller over the Contractual Year if all the conditions are fulfilled. If any of the above mentioned conditions is not fulfilled no Rebate will be due by the Seller.

8.3 The amount of the Rebate shall be calculated for each Company and the portion of the Rebate due to such Company shall be paid directly to said Company at the latest on January 31 of the year following the end of the Contractual Year.

ARTICLE 9.  WARRANTY - LIABILITY

9.1 The Seller warrants for a period of twelve (12) months from the date of delivery that the Products shall conform to the Products Specifications.

9.2 Notwithstanding the provisions of ARTICLE 9.1, the Seller makes no other warranty whatsoever, whether express or implied, relating to the Product, and specifically disclaims any and all other warranties, express or implied, including the warranty or merchantability and the warranty of fitness for a particular purpose. Defaults due to negligence by the purchasing party in the handling or storage of such above-mentioned Products are excluded from the warranty.

9.3 If the Products, as the case may be, do not conform to the warranty as defined in ARTICLE 9.1 of this Agreement, the Parties will endeavour to agree on a mutually satisfactory manner of resolving the problem.

9.4   The following events are excluded from the present warranty


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      9.4.1 normal wear and tear ;

      9.4.2 defects due to a negligence in the handling, storage and installation of the Product without compliance with the instructions provided by the Seller and/or for which the Seller is not liable.

9.5 Any claim with regard to the Seller's warranty shall be deemed waived if it is not made by the Buyer and received by the Seller within the warranty period stipulated in this ARTICLE 9.

9.6 In no event the Seller shall be liable to the Buyer under, or in connection with, the Agreement for any indirect and/or consequential losses, expenses or damage whatsoever, including, but not limited to loss of revenue, profits or business, inability to fulfil contracts with third parties or similar matters or events arising from the use or inability to use the Products for any purpose.

9.7 The Seller shall not be liable for any claim by any third party resulting from the incorporation of any of the Products sold pursuant to the Agreement into any substitute component, or the sale by the Buyer and use by third parties of such Products or substitute component provided that the Products are not evidenced defective and the Seller cannot be held liable pursuant to this ARTICLE 9.

ARTICLE 10.  RISK OF LOSS

      Risk of loss shall pass to the purchasing Party in accordance with the terms and conditions of the Incoterms; it being understood that the Seller shall bear the cost of insurance relating to transportation.

ARTICLE 11.  HARDSHIP

11.1 Should the occurrence of event(s), not reasonably contemplated by either Party at the time of execution, cause one of the Parties severe hardship or detriment - thus fundamentally alter the equilibrium of this Agreement and placing an excessive burden on one of the Parties in the performance of its contractual obligations - such Party may notify to the other Party that it wishes to meet and review the provisions of this Agreement in light of the changed prerequisites. The Party alleging hardship shall produce all necessary data and information as to justify its request for relief.

      Any change, either directly or indirectly, in the shareholding or in the control of each Company shall never be an event that may entitle the Buyer to allege hardship pursuant to this ARTICLE 11 and both Parties will remain obliged to perform all its obligations under this Agreement. Within thirty (30) calendar days after any such notice is given, the Parties shall meet at a mutually acceptable place to negotiate in good faith possible modifications to this Agreement to help relieve such hardship in a manner equitable to both Parties and with the objective to ensure that neither Party suffers excessive prejudice.

11.2 If within sixty (60) calendar days of the given notice, the Parties have been unable to agree on the terms of the modifications for adapting the Agreement, the Party which considers itself to be injured shall have the right to refer the matter to arbitration under ARTICLE 16 of this Agreement.

ARTICLE 12.  CONFIDENTIALITY

      The Parties shall, both during and three (3) years after the term of this Agreement, keep confidential all information of technical, commercial or financial nature (including documentation and advice), whether in written or any other form, which has been disclosed to one party to the other during the performance of this Agreement (the "INFORMATION") and shall procure that its officers, employees and representatives keep secret and treat as confidential the Information. The Parties shall not use the Information, neither directly nor indirectly, except as absolutely necessary for the performance of this Agreement.

ARTICLE 13.  TERMINATION

13.1 A Party (the "INITIATING PARTY") may terminate this Agreement with immediate effect by written notice to the other Party (the "BREACHING PARTY") on or at any time after the occurrence of an event defined in
      ARTICLE 13.2 (the "TERMINATION EVENT") of this Agreement in relation to the Breaching Party.

13.2  The Termination Events are:

      13.2.1 the Breaching Party being in material breach of a material obligation under this Agreement and, if the breach is capable of remedy, failing to remedy the breach within 30 days starting on the day following the written notice from the Initiating Party giving full details of the breach and requiring the Breaching Party to remedy the breach and stating that a failure to remedy the breach may give rise to termination under ARTICLE 13.2 of this Agreement;

      13.2.2 the Breaching Party passing a resolution for its winding up or a court of competent jurisdiction making an order for the Breaching Party's winding up or dissolution;

      13.2.3 the making of an administration order in relation to the Breaching Party or the appointment of a receiver over, or all or substantially all of the assets of the Breaching Party being encumbered upon request of creditors; or

      13.2.4 the Breaching Party making an arrangement or composition with its creditors or making an application to a court of competent jurisdiction for protection from its creditors as a result of the precariousness of its financial situation.

13.3 The Parties agree that if the Breaching Party is any Company or any Eurofoil (the "DEFAULTING ENTITY") only and the other Companies, or other Eurofoils as the case may be, perform their obligations under the Agreement, the other Party shall be entitled to terminate this Agreement solely with respect to the Defaulting Entity and the other Companies, or other Eurofoils as the case may be, shall then remain bound by all the rights and obligations of either the Buyer or the Seller, as the case may be, under this Agreement without any alteration of the latter.

13.4 On or at any time after the occurrence of a Termination Event, the Initiating Party may stop the delivery of any Products in transit; suspend further deliveries of Products to the Breaching Party; or repossess and resell any Products to which it has retained title and the Initiating Party's consent to the Breaching Party's possession of the Products and any right the Breaching Party may have to possession of the Products shall in any event cease upon the happening of any Termination Event.

13.5 Without prejudice to ARTICLE 13.3 of this Agreement, each Party's further rights and obligations cease immediately on termination or expiration of this Agreement, but termination or expiration does not affect:

      13.5.1 a Party's accrued rights and obligations at the date of termination; and

      13.5.2 the continued existence and validity of the rights and obligations of the Parties under ARTICLE 12 and ARTICLE 15 through ARTICLE 18 which shall survive termination or expiration.

ARTICLE 14.  FORCE MAJEURE

14.1 In ARTICLE 14 of this Agreement, "FORCE MAJEURE" shall mean an event beyond the reasonable control of a party, irresistible and unpredictable, including without limitation, strike, lock-out, other labour dispute, act of God, fire, explosion, flood, storm, earthquake, tidal wave, riot, restrictions of municipal or other governmental authorities whether domestic or foreign, act or war (declared on undeclared) or conditions arising out of or attributable to war, and other similar causes beyond the control and without the fault or negligence of the affected Party (the "AFFECTED PARTY"), provided that no such cause shall be deemed to be Force Majeure unless the Affected Party shall notify the other Party without undue delay and in no event no later than five (5) Business Days following the occurrence of said cause, and the Affected Party shall thereafter exert all possible diligence to overcome such cause of prevention and hindrance, to resume performance and shall give the non affected Party prompt notice when this Agreement can be resumed.

14.2 Notwithstanding any other provision of this Agreement, neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, to the extent that it is prevented or hindered or delayed from complying with its obligations by Force Majeure of which it has notified the other Party. The obligations so affected shall be suspended during the period of Force Majeure.

      Except payments due under this Agreement, if either Party is prevented, delayed or hindered from complying with its obligations under this Agreement in whole or in part by reason of Force Majeure and the other Party as a consequence thereof is obliged to obtain such Products, as the case may be, elsewhere, then such Party shall be entitled to deduct tonnages obtained elsewhere from its commitments hereunder. Neither Party shall be liable for any loss or damage suffered by the other party as a result thereof.

14.3 Should an event of Force Majeure last for longer than sixty (60) Business Days, the non affected Party may immediately terminate this Agreement by notice in writing served on the Affected Party, unless the Parties otherwise agree.

ARTICLE 15.  GOVERNING LAW

      This Agreement shall be performed in accordance with its terms. This Agreement shall be governed by and shall be construed in accordance with French law regardless of the laws that might be applicable under principle of conflict of law rules.

ARTICLE 16.  DISPUTES

16.1 Any and all disputes with respect to the interpretation of this Agreement or other disputes between the Parties arising under or in connection with this Agreement, which cannot be resolved by discussion between the Parties, shall be finally settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or three arbitrators appointed in accordance with the said Rules.

16.2 The arbitration shall take place in Paris. The language of proceedings shall be English.

ARTICLE 17.  NOTICES

17.1 All notices and other communications hereunder shall be in writing and shall be sent by registered mail, facsimile (confirmed by registered mail) or personally delivered (written acknowledgement of receipt shall be obtained in the latter case).

17.2 All notices shall be done to the following addresses (or until either Party advises a change of address):

      17.2.1 As to the Buyer: Tscheulin Rothal GmbH
             Postfach 11 51
             D-79325 Teningen
             Germany
             Attention: Mr. Manfred Stephan

      17.2.2 As to the Seller: Pechiney Eurofoil Luxembourg
             Zone industrielle de Riedgen
             BP 91
             L-3401 Dudelange
             Luxembourg
             Attention : Mr. Pierre Labat

17.3 The Parties agree that, until either Party notices a change in the provisions of this ARTICLE 17.3, (i) any notice served by the Seller on Tscheulin Rothal GmbH will be deemed to be served on the Buyer and each Company and (ii) any notice served by the Buyer on Pechiney Eurofoil Luxembourg will be deemed to be served on the Seller and each of Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu.

ARTICLE 18.  ASSIGNMENT

      Neither Party shall assign or transfer, or purport to assign or transfer, any of its rights or obligations under this Agreement to any third Party without first having obtained the prior written consent of the other Party. Any assignment without such consent shall be null and void.

ARTICLE 19.  MISCELLANEOUS

19.1 The failure by a Party to exercise or the delay by a Party in exercising a right or remedy provided by the terms and conditions of this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by under this Agreement or by law prevents a further exercise of the right or remedy or the exercise of another right or remedy.

19.2 The invalidity, illegality or unenforceability of the whole or part of any provision of this Agreement does not affect or impair the continuation in force of the remainder of such provision or this Agreement.

19.3 The Annexes referred to in this Agreement and attached to it are an integral part of this Agreement; in the event of discrepancy or conflict between the present general

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      provisions and the Annexes, the present general provisions shall prevail over the Annexes. This Agreement constitutes the entire agreement between the parties and supersedes all previous oral and written agreements, contracts, understandings and communications of the parties in respect of the subject matter of this Agreement. Its content shall prevail over general conditions of sale and/or purchase to be issued by the Parties by performing this Agreement.

19.4 No variation of this Agreement (or any document entered into pursuant to this Agreement) shall be valid unless it is in writing and signed by the Parties to this Agreement.

      Unless expressly so agreed, no such variation shall constitute or be construed as a general waiver of any provisions of this Agreement and the rights and obligations of the Parties under this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

19.5 The headings of the Articles of the Agreement have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of the Agreement, or be used in any manner in the interpretation of the Agreement.

19.6 Neither Party shall make any declaration, announcements, or disclosures to the public with respect to this Agreement or the relationship between the Parties without first obtaining the written consent of the other party.

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IN WITNESS HEREOF, the Parties have caused the Agreement to be signed and executed in five (5) original copies by their respective duly authorised officers, and each Party shall retain one original.

FOR THE BUYER                                  FOR THE SELLER

Tscheulin Rothal GmbH                          Pechiney Eurofoil Luxembourg
Mr. Wolfgang Czizegg                           Mr. Jean-Marc Germain
Mr. Joerg Hemker

_________________________                      _________________________

Societe Alsacienne d'Aluminium                 Pechiney Eurofoil Belgium
Mr. Jean-Paul Bartholme                        Mr. Jean-Marc Germain
Mr. Peter Braeuer

_________________________                      _________________________

Bp europack SpA                                Pechiney Rhenalu
Mr. Walter Ometto                              Mr. Jean-Marc Germain
Mr. Marco Razeti

_________________________                      _________________________

Rotopak
Mr. Walter Ometto
Mr. Jan Mol

_________________________                      _________________________